Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3  (No. 333-100116) and on Form S-8 (No. 333-65376) of Accenture Ltd of our report dated October 11, 2001, except as to Note 20 which is as of February 7, 2003, relating to the combined and consolidated financial statements of Accenture Ltd, which appears in this Form 8-K.

/S/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

March 24, 2003